UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2012

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52998	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 South Hwy 101, Suite 209
Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 433-2800

Transdel Pharmaceuticals, Inc.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Private Placement Offering

On April 20, 2012, Imprimis Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”) relating to the sale and issuance of 10,058,455 units (each, a “Unit”) consisting of one share of the Company’s common stock (“Common Stock”) and a warrant (each, a “Warrant”) to purchase up to one-fourth of a share of the Company’s Common Stock at an exercise price of $1.185 per share, at a price per Unit of $0.79 (the “Private Placement”).  The Private Placement closed on April 25, 2012 (the “Closing Date”).  In connection with the Private Placement, the Company issued an aggregate of 10,058,455 shares of Common Stock and Warrants to purchase an aggregate of 2,514,642 shares of Common Stock, for aggregate gross proceeds to the Company of approximately $7.95 million.  The Investors are not entitled to any registration rights with respect to the Common Stock and Warrants issued in the Private Placement.

The Warrants have a term of three years and are exercisable any time after April 25, 2012 (the “Initial Exercise Date”).  The Company may require that the Investors exercise the Warrants in whole, but not in part, at any time within twenty (20) business days after the occurrence of the following: (i) the volume weighted average price of the Company’s Common Stock for ten (10) consecutive trading days is equal to or greater than the exercise price of the Warrant; (ii) the Company has received a Filing Review Notification from the U.S. Food and Drug Administration regarding the status of the Company’s Impracor™ topical non-steroidal anti-inflammatory drug; and (iii) sufficient shares of Common Stock are authorized and reserved for issuance upon the full exercise of the Warrant.

The securities sold in the Private Placement were sold in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) afforded by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. In determining that the issuance of the securities in the Private Placement qualified for an exemption under Section 4(2) and Rule 506 of Regulation D, the Company relied on the following facts: the Company did not use general solicitation or advertising to market the securities; each investor in the Private Placement represented to the Company that it was an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and not with a view to distribute them; and the securities issued are restricted securities.

The Securities Purchase Agreement and related form of Warrant have been attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

DermaStar Line of Credit Conversion

As originally disclosed in our Form 8-K filed on December 20, 2011, the Company entered into a Secured Line of Credit Letter Agreement (the “Line of Credit Agreement”) with DermaStar International, LLC (“DermaStar”) on December 9, 2011.  The Line of Credit Agreement provided for advances to the Company of up to an aggregate of $750,000.  As of April 20, 2012, the aggregate principal balance owing under the Line of Credit was $750,000.  Effective April 20, 2012, the Company and DermaStar entered into a Promissory Note Conversion Agreement (the “Conversion Agreement”) wherein the parties agreed that the entire outstanding principal balance of the Promissory Notes and all related accrued interest, totaling $762,534, would be converted into Units at a rate of $0.79 per Unit, consistent with the terms of the issuance of the Units in the Private Placement, effective upon the closing of the Private Placement.  On the Closing Date, DermaStar was issued a total of 965,233 shares of Common Stock and a related Warrant to purchase an aggregate of 241,308 shares of Common Stock at an exercise price of $1.185 per share upon conversion of the outstanding principal balance and unpaid interest under the Line of Credit. The warrant issued to DermaStar is substantially the same as the form of Warrant issued in the Private Placement.  The Line of Credit has been terminated.

The securities issued upon conversion of the Line of Credit pursuant to the Conversion Agreement were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(2) thereof. In determining that the issuance of the securities pursuant to the Conversion Agreement qualified for an exemption under Section 4(2), the Company relied on the following facts: DermaStar is an accredited investor and the Company’s major stockholder; the Company did not use general solicitation or advertising to market the securities; DermaStar represented that it was purchasing the securities for its own account and not with a view to distribute them; and the securities issued were restricted securities.

Director and Chief Executive Officer Mark L. Baum and the Chairman of our Board of Directors, Robert J. Kammer, are the Managing Members of DermaStar.  The Conversion Agreement was unanimously approved by the Company’s disinterested directors, with Mr. Baum and Dr. Kammer abstaining.

The Promissory Note Conversion Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Promissory Note Conversion Agreement is qualified in its entirety by reference to such exhibit.

Advisory Agreement with Dr. Robert Kammer

Effective April 1, 2012, the Company entered into an advisory agreement with director Dr. Robert Kammer (the “Advisory Agreement”) pursuant to which Dr. Kammer will provide certain services to the Company in addition to his services as a director, including, but not limited to, providing management and advice regarding the operations of the registration clinical trials including start-up and on-going clinical operational and development activities, manufacturing and quality control of the clinical and commercial supplies, project and operational management, assistance in the identification of new drug delivery technologies that may be available for acquisition or license and assistance in the development of the Company’s intellectual property. Under the terms of the Advisory Agreement, Dr. Kammer is to be compensated $10,000 per month in the form of Common Stock based on $0.90 price per share being allocated to each dollar of payment due to Dr. Kammer.  Upon the completion of a financing transaction yielding not less than $15,000,000 to the Company, Dr. Kammer may unilaterally choose to be paid in either cash or Common Stock, based on the same $0.90 price per share. The Advisory Agreement has a term of 2 years.

The Advisory Agreement is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Baum Employment Agreement

The information contained in Item 5.02(e) below is incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K relating to the Private Placement and the Conversion Agreement are hereby incorporated by reference into this Item 3.02.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Employment Agreement of Mark L. Baum, Esq. as Chief Executive Officer

On April 1, 2012, the Company’s Board of Directors (the “Board”) appointed Mr. Mark L. Baum, Esq. as the Company’s Chief Executive Officer.  Mr. Baum has served as the Company’s Chairman of the Board of Directors and its Principal Executive Officer and Secretary since December 17, 2011.  Concurrently with Mr. Baum’s appointment to Chief Executive Officer, Mr. Baum resigned from his position as Chairman of the Board.  Mr. Baum will continue to serve as a member of the Company’s Board of Directors and as the Company’s Secretary.  Concurrent with his appointment as Chief Executive Officer, the Company and Mr. Baum entered into an employment agreement effective as of April 1, 2012 (the “Baum Employment Agreement”). Under the terms of the Baum Employment Agreement, Mr. Baum’s initial base annual salary is to be $200,400, with a minimum salary increase of no less than 15% annually, subject to an annual review by the Board. Mr. Baum may be eligible, at the sole discretion of the Board, to receive an annual cash bonus of up to 30% of his annual base salary beginning in the fiscal year ending 2013. Mr. Baum may be terminated by the Company at any time. At the effective date of the Baum Employment Agreement, Mr. Baum and the Company recognize that the Company does not have the financial capacity to offer a full typical Chief Executive Officer severance package.  However, upon the closing of a Qualified Transaction, defined as (i) a debt or equity financing in which gross proceeds to the Company equals or exceeds $10 million; or (ii) completes a corporate partnership transaction that includes gross proceeds to the Company of at least $10 million to support the Company’s general and administrative expenses (each a “Qualified Transaction”), a severance package of at least one year’s pay and continued Company paid healthcare expenses will automatically be instituted.

Also on April 1, 2012, the Company granted to Mr. Baum an option to purchase up to 300,000 shares of Common Stock at an exercise price of $0.90 per share under the Company’s 2007 Incentive Stock and Awards Plan (the “2007 Plan”) pursuant to the Company’s form of Nonqualified Stock Option Agreement.  The option terminates on March 31, 2017 and vests over a two year period, with 75,000 options vesting immediately upon issuance and an additional 9,375 options vesting monthly for the next twenty four months thereafter. In the event of an involuntary termination of Mr. Baum’s employment, the options issued pursuant to the Baum Option Agreement will vest immediately upon such termination.

The Baum Employment Agreement is attached hereto as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the terms of the Baum Employment Agreement is qualified by reference to such exhibit.

Item 8.01  Other Events.

Appointment of Dr. Robert Kammer as Chairman of the Board of Directors

Concurrently with Mr. Baum’s resignation as Chairman of the Board, on April 1, 2012, the Company’s Board appointed current director Dr. Robert Kammer as Chairman of the Board.

Director Option Grants

On April 1, 2012, the Board of Directors approved the issuance of options to purchase 125,000 shares of Common Stock to each of the Company’s directors, including the Company’s employee and non-employee directors, under the 2007 Plan pursuant to the Company’s form of Nonqualified Stock Option Agreement.  Each of the options has an exercise price of $0.90 per share.  The options have a term of five years and vest quarterly over a one year period, such that options to purchase 31,250 shares vest on each of June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013.

On April 1, 2012, in connection with his appointment as Chairman, the Company granted to Dr. Kammer an additional option to purchase up to 300,000 shares of Common Stock at an exercise price of $0.90 per share under the 2007 Plan pursuant to the Company’s form of Nonqualified Stock Option Agreement.  The option terminates on March 31, 2017 and vests over a two year period, with 75,000 options vesting immediately upon issuance, and an additional 9,375 options vesting monthly for the next twenty four months thereafter.

On April 1, 2012, in recognition and consideration for his services as a director to the Company during 2010 and 2011, the Board approved the issuance to Dr. Jeff Abrams of an additional option to purchase 300,000 shares of the Company’s common stock with an exercise price of $0.90 per share under the 2007 Plan pursuant to the Company’s form of Nonqualified Stock Option Agreement.  The option has a ten year term and vests monthly over a one year period.

Conversion of Promissory Note

As the Company previously reported on a Form 8-K dated January 25, 2012, effective January 25, 2012 the Company entered into separate waiver and settlement agreements with DermaStar and Alexej Ladonnikov, the two parties holding an aggregate $1,000,000 7.5% convertible promissory note (the “Convertible Note”) issued by the Company on April 5, 2010. DermaStar had previously acquired eighty percent (80%) of the Convertible Note in a private transaction with Alexej Ladonnikov, the original purchaser of the Convertible Note.

In connection with each of the waiver and settlement agreements, the holders of the Convertible Note each agreed to the mandatory conversion of the entire outstanding principal balance and accrued and unpaid interest under the Convertible Note, and with respect to DermaStar, the mandatory conversion of an additional $56,086.76 in good and valid current accounts payable of the Company held by it, at such time as the Company had a sufficient number of authorized common shares to effect such a conversion.

On February 28, 2012, the Company affected a 1-for-8 reverse split of its Common Stock and increased its total number of authorized shares of Common Stock to 395,000,000 shares.  On February 28, 2012, pursuant to the terms of each of the waiver and settlement agreements, the portion of the Convertible Note held by Mr. Ladonikov was converted into 1,904,338 shares of Common Stock and the portion of the Convertible Note and aggregate accounts payable held by DermaStar were converted into 7,274,812 shares of Common Stock (on a split-adjusted basis).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of April 20, 2012, by and between Imprimis Pharmaceuticals, Inc. and the investors signatory thereto
10.2	Form of Warrant dated as of April 25, 2012
10.3	Promissory Note Conversion Agreement, dated as of April 20, 2012, by and between Imprimis Pharmaceuticals, Inc. and DermaStar International, LLC
10.4	Employment Agreement, dated as of April 1, 2012, by and between Imprimis Pharmaceuticals, Inc. and Dr. Robert Kammer
10.5	Advisory Agreement, dated as of April 1, 2012, by and between Imprimis Pharmaceuticals, Inc. and Mark L. Baum, Esq.
99.1	Press release dated April 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated:  April 27, 2012

By: /s/ Mark L. Baum

Name: Mark L. Baum

Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of April 20, 2012, by and between Imprimis Pharmaceuticals, Inc. and the investors signatory thereto
10.2	Form of Warrant dated as of April 25, 2012
10.3	Promissory Note Conversion Agreement, dated as of April 20, 2012, by and between Imprimis Pharmaceuticals, Inc. and DermaStar International, LLC
10.4	Employment Agreement, dated as of April 1, 2012, by and between Imprimis Pharmaceuticals, Inc. and Dr. Robert Kammer
10.5	Advisory Agreement, dated as of April 1, 2012, by and between Imprimis Pharmaceuticals, Inc. and Mark L. Baum, Esq.
99.1	Press release dated April 27, 2012

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